EXHIBIT 99.2

OMEGA PROTEIN COMPLETES EXECUTIVE MANAGEMENT SUCCESSION PLAN

Company Appoints Bret D. Scholtes President and CEO

Andrew C. Johannesen Becomes Executive Vice President and CFO

HOUSTON, January 3, 2012 – Omega Protein Corporation (NYSE: OME), a nutritional ingredient company and the nation’s leading producer of Omega-3 fish oil and specialty fish meal products, today announced the completion of its previously announced executive management succession plan.

Joseph L. von Rosenberg III has stepped down from his roles as CEO and President, effective December 31, 2011, and remains with the Company as Chairman of the Board. Bret D. Scholtes, previously Executive Vice President and CFO, has replaced Mr. von Rosenberg as President and CEO effective January 1, 2012. Andrew C. Johannesen, previously Senior Vice President – Finance and Treasurer, has replaced Mr. Scholtes as Executive Vice President and CFO.

“We believe that the strength of our executive team will help further strategically position the Company into higher value product categories for continued growth and increased shareholder value,” said Mr. von Rosenberg, Omega Protein’s Chairman of the Board. “We greatly appreciate Bret’s and Andrew’s achievements to date and look forward to their future leadership and contributions in their new roles.”

About Omega Protein Corporation

Omega Protein Corporation is a nutritional ingredient company and the nation's leading vertically integrated producer of Omega-3 fish oil and specialty fish meal products. Omega Protein makes its products from menhaden, an Omega-3 rich fish which is abundantly available along the U.S. Gulf of Mexico and Atlantic Coasts.

Forward Looking Statements

The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projects, predictions and estimates. Some statements in this press release may be forward-looking and use words like “hope,” “hopeful,” “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” “see,” “do not see,” or other similar expressions.

The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Factors that could cause actual results to be materially different from those forward-looking statements are described in further detail in Omega’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K.

CONTACT

Investor Relations, (713) 623-0060 OR hq@omegahouston.com

Web site: www.omegaproteininc.com